[LETTERHEAD OF MAYER, BROWN & PLATT]



                                                                      EXHIBIT 10



                                           May 30, 1997



Bear Stearns Investment Trust
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

         We are delivering this opinion in connection with the registration pursuant to Rule 24e-2 under the Investment Company Act of 1940, as amended, by the Bear Stearns Investment Trust, a Massachusetts business trust (the "Trust") of 556,546 shares of beneficial interest (the "Shares") of the Trust in Post-Effective Amendment No. 8 to the Trust's Registration Statement on Form N-1A.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Trust.

         This opinion is limited to the Federal laws of the United States and the laws of the State of Massachusetts. We are admitted to practice in the State of New York; we are not admitted in the State of Massachusetts. Accordingly, for purposes of rendering this opinion, we have assumed that the laws of the State of Massachusetts are substantially similar to the laws of the State of New York.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.






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Bear Stearns Investment Trust
May 30, 1997
Page 2


         We hereby consent to the use of this opinion as Exhibit 10 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                         Very truly yours,



                                         MAYER, BROWN & PLATT